Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-4 of Compass Sub North, Inc. of our report dated March 17, 2026, relating to the consolidated financial statements of CommerceOne Financial Corporation for the years ended December 31, 2025 and 2024, appearing in this Registration Statement on Form S-4. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama
April 7, 2026